Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NEW LEAP, INC.", CHANGING ITS NAME FROM "NEW LEAP, INC." TO "CHENGDA TECHNOLOGY CO., LTD.", FILED IN THIS OFFICE ON THE FIFTH DAY OF NOVEMBER, A.D. 2020, AT 4:08 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE SIXTH DAY OF NOVEMBER, A.D. 2020 AT 9 O'CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

6431425 8100
SR# 20208246395

Authentication: 204032005
Date: 11-07-20

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:08 PM 11/05/2020
FILED 04:08 PM 11/05/2020
SR 20208246395 - File Number 6431425

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
NEW LEAP, INC.

THE UNDERSIGNED Chief Executive Officer of NEW LEAP, INC., a corporation organized under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

1. The certificate of incorporation of the Corporation is hereby amended by changing the paragraph "1" to read as follows:

   "1. The name of the corporation is: Chengda Technology Co., Ltd."

2. This amendment was duly adopted by the board of directors in accordance with Section 242 of the Delaware General Corporation Law.

3. The aforesaid amendment shall be effective as of 9:00 A.M. Eastern Standard Time on November 6, 2020.

IN WITNESS WHEREOF, I have hereunto signed this certificate of amendment of the certificate of incorporation of the Corporation, this 5th day of November, 2020.

/s/Xin Jiang
Xin Jiang
Chief Executive Officer